                                   EXHIBIT 1

                 Trend Micro Reports of First-Half Results for
                      Fiscal Year Ended December 31, 2000
                      (Consolidated and Non-consolidated)

                   Trend Micro Reports of First-Half Results for the Fiscal Year Ended December 31, 2000 (Consolidated and Non-consolidated)

         We have prepared and filed the following Report of First-Half Results (Consolidated) for the Fiscal Year Ended December 31, 2000 (the "Consolidated Report") and Report of First-Half Results (Non-consolidated) for the Fiscal Year Ended December 31, 2000 (the "Non-consolidated Report") with the Japan Securities Dealers Association pursuant to the listing requirements of the Japanese over-the-counter market. All financial information contained in these reports has been prepared in accordance with generally accepted accounting principles in Japan. Significant differences between Japanese GAAP and U.S. GAAP which may affect our net sales and net income are set forth in the "Management's Discussion and Analysis of Financial Condition and Results of Operations--Accounting Differences between Japanese GAAP and U.S. GAAP", and the "Summary of Significant Differences between Generally Accepted Accounting Principles in Japan and the United States" sections of our annual report on Form 20-F dated May 24, 2000. The report is on file with the U.S. Securities and Exchange Commission.

         The above-described digests contain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, include, but are not limited to, the information in the tables entitled "Earning projections for the current fiscal year (January 1, 2000 through December 31, 2000)" in item 2 of the Consolidated Report and Non-consolidated Report, and the sections entitled "A projection for the consolidated annual results" and "A projection for the non-consolidated annual results" in the Attachments to the Consolidated Report and the Non-consolidated Report, respectively. By their nature, the foregoing projections are necessarily based on future events and involve significant elements of subjective judgment and analysis by Trend Micro that may not be correct. As further described below, Trend Micro's ability to achieve performance results that meet its projections is subject to significant risks and uncertainties. Investors should not assume that the projections will be attained. The projections should not be relied upon as a promise or representation of the future performance of Trend Micro. We caution you that forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements. These risks and uncertainties include, but are not limited to:

 . Difficulties in addressing new virus and other computer security problems;
 . Timing of new product introductions and lack of market acceptance for our new products;
 . The level of continuing demand for, and timing of sales of, our existing products;
 . Rapid technological change within the anti-virus software industry and changes in customer needs for anti-virus software;
 . Existing products and new product introductions by our competitors and the pricing of those products;
 . Declining prices for our products and services;
 . Difficulties in adapting our products and services to the Internet;
 . The effect of an acquisition on our financial condition and results of operations;
 . Adverse economic trends in our principal markets;

 . The effect of foreign exchange fluctuations on our results of operations; . The potential lack of attractive investment targets;
 . Difficulties in successfully executing our investment strategy;

and other risks discussed under "Risk Factors" beginning on page 20 of our above-described annual report. We undertake no obligation to release revisions to forward-looking statements to reflect subsequent events, changed circumstances or the occurrence of unanticipated events.

                                                                 August 10, 2000

                  Report of First-Half Results (Consolidated)
                   For Fiscal Year Ending December 31, 2000


Company:    Trend Micro Incorporated  Japanese over-the-counter market (OTC)
OTC Code:   4704
Address:    Odakyu Southern Tower, 10F 2-2-1 Yoyogi Shibuya-ku Tokyo, 151-8583
            Japan

Contact:    Title       Director, Chief Financial Officer
            Name        Hiroyuki   (Phone: 81-3-5334-3600)
                        Nakanishi

    Date of the board of directors meeting
            authorizing the first-half results:   August 10, 2000

    Adoption of semi-annual dividend system:      Yes

1. Financial Highlights for the first half of FY 2000 (January 1, 2000 through June 30, 2000)

(1) Consolidated Results of Operations
(All figures are rounded down to millions of yen.)

------------------------------------------------------------------------------------------------------------------------------------
                                            (Compared to                                                        (Compared to
                                               the same                        (Compared to                        the same
                                              period of        Operating         the same        Ordinary         period of
                              Sales              the            income           period of        Income             the
                                               previous                        the previous                        previous
                                                 year)                             year)                             year)
------------------------------------------------------------------------------------------------------------------------------------
                            Millions of yen              %    Millions of yen               %   Millions of yen              %
The first half of FY 00       9,600              (70.5)         3,016               (66.3)         2,972              (55.1)
The first half of FY 99       5,631              (19.6)         1,813               (80.4)         1,916              (60.5)
------------------------------------------------------------------------------------------------------------------------------------
FY 99 (annual)               13,740                             4,253                              4,465
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                      (Compared to
                                        the same                       Net income    Net income/     Ordinary        Ordinary
                             Net        period of       Net income      per share   shareholders'  income/total    income/sales
                           income     the previous       per share     (diluted)    equity ratio   assets ratio       ratio
                                          year)
------------------------------------------------------------------------------------------------------------------------------------
                           Millions of             %      yen            yen                    %              %               %
                               yen
 The first half of FY00       2,474       (160.7)         38.06          36.99           12.4            8.9           31.0
 The first half of FY99         949       ( 40.8)         45.19            -              6.3           10.5           34.0
------------------------------------------------------------------------------------------------------------------------------------
FY 99 (annual)               2,466                        38.82          37.73           15.1           19.3           32.5
------------------------------------------------------------------------------------------------------------------------------------

(Note) Equity in loss of affiliated companies:   (Yen) /\23 million (Nil for the first half of FY 1999,
                                                                            (Yen) /\2 million in FY 99)

(2) Consolidated Financial Position

------------------------------------------------------------------------------------------------------------------------------------
                                                                              Shareholders' equity      Shareholders' equity
                               Total assets          Shareholders' equity             ratio                   per share
------------------------------------------------------------------------------------------------------------------------------------
         As of                Millions of yen          Millions of yen                             %            yen
      June 30, 2000               37,675                    21,439                    56.9                     328.95
      June 30, 1999               19,164                    15,680                    81.8                     740.80
------------------------------------------------------------------------------------------------------------------------------------
    December 31, 1999             28,856                    18,475                    64.0                     284.93
------------------------------------------------------------------------------------------------------------------------------------

(3) Basis of consolidation and application of equity method:
    The number of consolidated subsidiaries........ 15
    The number of unconsolidated subsidiaries......  -
    The number of affiliated companies.............  3  (Equity method is applied to these 3 companies.)

(4) Change in accounting policy and others:
    (1) Change in reporting entity........Refer to page 9  1. and 2. of "Significant accounting policies and practices for preparing consolidated semi-annual financial statements"
    (2) Change in accounting policies.....None

Basis of Presentation of Consolidated Semi-annual Financial Statements

      The accompanying consolidated semi-annual financial statements have been prepared based on the accounts maintained by Trend Micro Incorporated and its subsidiaries in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Accounting Standards.

      The consolidated semi-annual financial statements are not intended to present the consolidated financial position as of June 30, 1999 and 2000 and the results of operations for the six-month period then ended in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

2 Earning projections for the current fiscal year (January 1, 2000 through December 31, 2000)
-------------------------------------------------------------------------------------------------------------------------------
                                       Sales                        Ordinary income                      Net income
-------------------------------------------------------------------------------------------------------------------------------
                                  Millions of yen                   Millions of yen                   Millions of yen
For the year ending
December 31, 2000                      20,600                            6,300                             4,700
-------------------------------------------------------------------------------------------------------------------------------

(Note)
1.  Projected consolidated net income per share for the current fiscal year:               (Yen) 72.24
    Projected non-consolidated net income per share for the current fiscal year:           (Yen) 29.20


2.  Financial highlights for the non-consolidated financial position and results of operations of Trend Micro Inc. for the first half of FY 2000 (January 1, 2000 through June 30, 2000) are as follows:


------------------------------------------------------------------------------------------------------------------------------------
                           (Compared to                                                                        (Compared to
                             the same                              (Compared to the                              the same
        Sales              period of the     Operating income        same period of     Ordinary income        period of the
                             previous                                 the previous                               previous
                               year)                                      year)                                    year)
------------------------------------------------------------------------------------------------------------------------------------
    Millions of yen                     %      Millions of yen                      %     Millions of yen                    %
         3,950            (   30.4   )               487          (         /\60.0 )            470         (         /\63.4 )
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                           (Compared to
                             the same
      Net income           period of the   Net income per share        Total assets           Shareholders'
                             previous                                                            equity
                               year)
-----------------------------------------------------------------------------------------------------------------
    Millions of yen                     %         yen                 Millions of yen        Millions of yen
          982             (   45.0   )           15.12                     31,226                 17,310
-----------------------------------------------------------------------------------------------------------------

Forward-Looking Statements

     This document includes statements that constitute forward-looking statements. These statements appear in a number of places in this document, and include statements regarding the intent, belief or current expectations of Trend Micro with respect to Trend Micro's business, revenues and results of operations, and economic and other factors that may have an impact on Trend Micro's performance. These statements also include the projections of Trend Micro's financial performance for the 2000 fiscal year contained in this document. Such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and actual results for the 2000 fiscal year and future fiscal years may differ materially from those in the forward-looking statements, due to various factors beyond Trend Micro's control. Such factors include, without limitation, the rate of acceptance of Trend Micro's products and services, the impact of competing products and services, difficulties in adapting our products and services to the Internet, difficulties in addressing new virus and other computer security problems, the potential lack of attractive investment targets, difficulties in successfully executing our investment strategy, adverse economic trends in our principal markets, declining prices for our products and services and other risks indicated in the Risk Factors section of our annual report on Form 20-F dated May 24, 2000. The annual report is on file with the SEC. Trend Micro assumes no obligation to update this information.

[Information on net income per share and shareholders' equity per share]

  For periodic comparison of net income per share and shareholders' equity per share, restated per share information reflecting the effect of stock split on November 19, 1999 is as follows:

----------------------------------------------------------------------------
                             Net income per share     Shareholders' equity
                                                           per share
----------------------------------------------------------------------------
The first half of FY 00             38.06                   328.95
The first half of FY 99             15.06                   246.92
----------------------------------------------------------------------------
FY 99(annual)                       38.82                   284.93
----------------------------------------------------------------------------

                           Attachment to the Report

1.   A review of the consolidated results of operations for the current semi-
             annual period and a projection for the annual results

(1) A review of the consolidated results of operations for the current semi-annual period

     In this semi-annual period, the continued good health of the U.S. economy and expansion of the European economy have supported the world economy. In Japan, IT investments and active exports to the healthy world economy made industrial activity go upward. On the other hand, the unemployment rate stayed high and resulted in a delay in the recovery of consumer spending. In such a situation, there is no prediction of economic recovery as a whole. In the U.S., downward stock prices led to a fear of a depreciation in stock price all over the world and there was a sign of slowing down in general business condition due to a rise in the interest rate. However, the U.S. still supported the world economy. In Europe, in spite of the depreciation of the Euro, each European country experienced domestic prosperity. In Asia, Taiwan, Korea and Hong Kong achieved a high economic growth rate and generally good economic conditions in ASEAN resulted in world economic stabilization.

     In the computer security industry, interest in and demand for security system has been growing due to Y2K problem, illegal intrusions into government home page by hackers and the appearance of the LOVE virus, which caused considerable damage, especially in the U.S. and Europe. Japan was less affected due to the golden week holidays. The LOVE virus had strong power of infection and destruction, attacked all over the world, and attacked not only many big companies but also the CIA and the Department of Defense in the U.S. The Love virus emphasized the importance of security and the updating of vaccine software.

     In this context, Trend Micro Incorporated has endeavored to improve our product technology, support systems and engaged in energetic research and development to meet user interests and expectation in the computer security. In Japan, investment in IT has spread out to smaller companies. Our business strategy meets this trend by actively by actively acquiring new customers and selling user-demanded products. In the U.S., the "Interscan series" anti-virus products for the internet gateway have contributed to the expansion of our market share since last year, and sold well. In addition, we have had good sales result in PC client products. In Europe, our UK subsidiary, which was established in July 1999, has been growing and by working together with our other European subsidiaries, we have acquired a considerable share in European market. Further, to promote the anti-virus infrastructure to our outsourcing business which was offered by ISP (internet service provider) and ASP (application service provider), we started IOS (internet outsourcing service) business this year. During this semi-annual period, our IOS business department completed tie-ins with USWest and Sprint in the U.S., British Telecom in UK, Telstra in Australia, 13 major internet service providers in Japan and other companies and started to offer anti-virus service successfully.

     In January 2000, a wholly-owned subsidiary of Trend Micro was established as our first step in the field of UNIX Linux, which is expected to be the main platform of the internet, and we are confident that we can advance further in the internet business.

     As a result, sales totaled JPY 9,600 millions (up 70.5% compared to the same period in 1999), ordinary income totaled JPY 2,972 millions (up 55.1% compared to the same period in 1999), and net income totaled JPY 2,474 millions (up 160.7% compared to the same period in 1999). Consumption tax is not included on the above amounts.

(2)  A projection for the consolidated annual results

     The number of PCs and servers shipped and the number of internet users are expected to increase worldwide. Also, internet business has spread over to the household and enterprises in various ways. IT was a major topic at the Okinawa summit. Under these conditions, it is expected that investments in IT will be done actively in Japan and advanced countries, where the field of IT is behind the U.S. And it is thought that active investment in IT will lead to a growing demand for the anti-virus products, which are our core business.

     In addition, as stated before, IOS business with internet service providers, which we believe is one of our main business strategies, is planning to start anti-virus service in Japan and Europe. We anticipate this business field to be growing.

     Further, we will endeavor to develop the internet-based technologies with our subsidiaries and to offer new products and new service.

     We can expect to acquire a greater market share in the future by utilizing our new business strategiesand increasing technological development and know-how. We estimate annual sales of JPY 20,600 million (up 49.9% compared to fiscal year 1999), annual ordinary income of JPY 6,300 million (up 41.1% compared to fiscal year 1999) and net income of JPY 4,700 million (up 90.5 % compared to fiscal year 1999) for the year ending December 31, 2000.

Forward-Looking Statements

  This document includes statements that constitute forward-looking statements. These statements appear in a number of places in this document, and include statements regarding the intent, belief or current expectations of Trend Micro with respect to Trend Micro's business, revenues and results of operations, and economic and other factors that may have an impact on Trend Micro's performance. These statements also include the projections of Trend Micro's financial performance for the 2000 fiscal year contained in this document. Such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and actual results for the 2000 fiscal year and future fiscal years may differ materially from those in the forward-looking statements, due to various factors beyond Trend Micro's control. Such factors include, without limitation, the rate of acceptance of Trend Micro's products and services, the impact of competing products and services, difficulties in adapting our products and services to the Internet, difficulties in addressing new virus and other computer security problems, the potential lack of attractive investment targets, difficulties in successfully executing our investment strategy, adverse economic trends in our principal markets, declining prices for our products and services and other risks indicated in the Risk Factors section of Trend Micro's annual report on Form 20-F dated May 24, 2000. The annual report is on file with the SEC. Trend Micro assumes no obligation to update this information.

2.  Consolidated Semi-annual Financial Statements

(1) Consolidated semi-annual balance sheets
                                                                                                                 (Thousands of yen)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Condensed balance sheet
                                   At the end of the first half of   At the end of the first half          at the end of the
                                     the current fiscal year         of the previous fiscal year          previous fiscal year
 Account/Period                       (As of June 30, 2000)             (As of June 30, 1999)           (As of December 31, 1999)
------------------------------------------------------------------------------------------------------------------------------------
                                          Amount         Percentage        Amount       Percentage        Amount        Percentage
                                  --------------------------------------------------------------------------------------------------
                                                                 %                              %                              %
           (Assets)
  I   Current assets

  1.  Cash and bank deposits                  20,901,829                       2,696,744                     15,648,849

  2.  Notes and accounts
            receivable, trade                  7,232,046                       5,172,255                      6,057,171

  3.  Marketable securities      *2            2,324,285                       3,576,226                        111,506

  4.  Inventories                                101,777                         383,076                        368,932

  5.  Deferred tax assets                        811,973                         447,652                        650,131

  6.  Others                                   1,761,403                         493,468                        771,577

  7.  Allowance for doubtful
                    accounts                   /\108,744                       /\106,137                      /\229,675
                                         ---------------                  --------------
       Total current assets                   33,024,571        87.7          12,663,286       66.1          23,378,494        81.0

  II  Non current assets

  1.  Property and equipment     *1
  (1) Building                                   218,464                         103,752                        147,133

  (2) Furniture and equipment                    745,714                         468,984                        591,304

  (3) Others                                      34,908                           4,606                         12,139
                                         ---------------                  --------------                  -------------
       Total property
               and equipment                     999,086         2.6             577,343        3.0             750,577         2.6

  2.  Intangibles

  (1) Software copyright                          37,251                          57,833                         41,659
  (2) Software                                   148,762                               -                              -
  (3) Software in progress                        26,420                               -                              -
  (4) Consolidated
                    goodwill                   1,345,528                               -                              -

  (5) Others                                      74,616                         108,660                         93,695
                                         ---------------                  --------------                  -------------

     Total intangibles                         1,632,579         4.3             166,494        0.9             135,355         0.5

  3.  Investments and other
          non-current assets

  (1) Investments in securities  *2              266,622                       5,002,686                      2,287,744

  (2) Investments in capital funds               960,806                               -                        960,806

  (3) Deferred tax assets                        298,756                               -                        216,694

  (4) Others                                     493,445                         462,729                        461,124
                                         ---------------                                                  -------------
     Total investments and other
          non-current assets                   2,019,631         5.4           5,465,415       28.5           3,926,369        13.6
                                         ---------------                  --------------                  -------------
     Total non-current assets                  4,651,296        12.3           6,209,253       32.4           4,812,302        16.7
                                         ---------------                  --------------                  -------------
  III Cumulative translation
       adjustments                                     -           -             291,506        1.5             665,738         2.3
                                         ---------------                  --------------                  -------------
        Total assets                          37,675,868       100.0          19,164,045      100.0          28,856,534       100.0
                                         ===============                  ==============                  =============

                                                                                                                 (Thousands of yen)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Condensed balance sheet
                                At the end of the first half of    At the end of the first half of           at the end of the
                                    the current fiscal year           the previous fiscal year             previous fiscal year
 Account/Period                       (As of June 30, 2000)              (As of June 30, 1999)            (As of December 31,1999)
-----------------------------------------------------------------------------------------------------------------------------------
                                        Amount          Percentage          Amount         Percentage         Amount      Percentage
                               ----------------------------------------------------------------------------------------------------
                                                               %                                 %                              %
        (Liabilities)
 I  Current liabilities


    1. Notes and accounts
              payable, trade                  620,254                           440,699                          716,135

    2. Accrued corporate
            taxes and others                  880,766                           923,221                          873,582

    3. Deferred revenue                     1,590,076                           807,485                        1,085,923

    4. Allowance for
                sales return                  311,031                           103,838                          153,297

    5. Others                               1,612,864                         1,086,552                        1,379,505
                                   ------------------                   ---------------                   --------------
        Total current
                 liabilities                5,014,993        13.3             3,361,797         17.6           4,208,444       14.6

 II  Long-term liabilities

    1. Long-term debt                      10,700,000                                 -                        6,000,000

    2. Deferred revenue                       135,153                                 -                          109,081

    3. Accrued pension and
             severance costs                   78,564                            30,213                           62,701

    4. Consolidated
                    Goodwill                        -                             1,136                              791

    5. Others                                 165,760                            90,201                                -
                                   ------------------                   ---------------                   --------------
       Total long-term
                 liabilities               11,079,477        29.4               121,550          0.6           6,172,574       21.4
                                   ------------------                   ---------------                   --------------
       Total liabilities                   16,094,471        42.7             3,483,347         18.2          10,381,019       36.0

    (Minority interests)
     Minority interests                       141,450         0.4                     -            -                   -          -

    (Shareholders' equity)
  I Common stock                           5,618,852        14.9             5,223,404         27.3           5,414,660       18.8

 II Advance received for
          newly issued stock                   1,340         0.0                   264          0.0                   -          -

III Additional paid-in capital             9,159,832        24.3             7,347,564         38.3           8,243,727       28.6

 IV Consolidated
           retained earnings               7,308,909        19.4             3,126,044         16.3           4,834,265       16.7

  V Cumulative translation
                  adjustment               /\626,566       /\1.6                     -            -                   -          -
                                   -----------------                    --------------                    -------------
                                          21,462,367        57.0            15,697,277         81.9          18,492,652       64.1
  V Treasury stock                          /\22,421       /\0.1              /\16,579        /\0.1            /\17,137      /\0.1
                                   -----------------                    --------------                    -------------
       Total shareholders'
                      equity              21,439,946        56.9            15,680,698         81.8          18,475,514       64.0
                                   -----------------                    --------------                    -------------
       Total liabilities,
       minority interests
       and shareholders' equity           37,675,868       100.0            19,164,045        100.0          28,856,534      100.0
                                   =================                    ==============                    =============

(2)Consolidated semi-annual income statements

------------------------------------------------------------------------------------------------------------------------------------

                                  For the first half of the       For the first half of the        Consolidated income
                                     current fiscal year            previous fiscal year            statement for the
 Account/Period                                                                                   previous fiscal year
                                  (From January 1, 2000)          (From January 1, 1999)        (From January 1, 1999)
                                     to June 30. 2000                to June 30. 1999             to December 31. 1999
------------------------------------------------------------------------------------------------------------------------------------
                                           Amount     Percentage         Amount      Percentage         Amount        Percentage
------------------------------------------------------------------------------------------------------------------------------------
I    Sales                                9,600,341     100.0            5,631,878     100.0            13,740,984    100.0

II   Cost of sales                          603,879       6.3              210,453       3.7               481,574      3.5
                                     --------------                  -------------                 ---------------
     Gross profit                         8,996,462      93.7            5,421,425      96.3            13,259,410     96.5

III  Selling, general and
     administrative expenses  *1          5,979,797      62.3            3,607,802      64.1             9,005,785     65.5
                                     --------------                  -------------                 ---------------
      Operating income                    3,016,664      31.4            1,813,622      32.2             4,253,625     31.0

IV   Non-operating
                 income       *2            185,318       2.0             262,626        4.7              700,133       5.1

 V    Non-operating
              expense         *3             229,762      2.4               159,657      2.8                488,349     3.6
                                     ---------------                 --------------                ----------------
       Ordinary income                     2,972,220     31.0             1,916,590     34.1              4,465,409    32.5

VI    Unusual gains           *4           1,033,129     10.7                 7,626      0.1                      -        -

VII   Unusual losses          *5               3,429      0.0                     -         -                 1,192     0.0
                                     ---------------                 --------------                ----------------
       Income before taxes                 4,001,920     41.7             1,924,216     34.2              4,464,217    32.5

       Corporate,inhabitant
         and enterprise tax                1,686,077     17.6             1,199,038     21.3              2,637,243    19.2

       Income tax-deferred                   221,428      2.3               223,949      4.0                639,809     4.7

       Minority interests
             in subsidiaries                  62,627      0.6                     -         -                     -        -

                                     ---------------                 --------------                ----------------
       Net income                          2,474,644     25.8               949,127     16.9              2,466,782    18.0
                                     ===============                 ==============                ================



(3) Consolidated semi-annual statement of retained earnings
                                                                                                                 (Thousands of yen)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Condensed consolidated
                                 For the first half of the         For the first half of the                   statement of retained
                                    current fiscal year             previous fiscal year                         earnings for the
                                                                                                                 previous year
                                    (From January 1, 2000)         (From January 1, 1999)                   (From January 1, 1999)
Account/Period                         to June 30, 2000                to June 30, 1999                        to December 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                         Amounts                          Amounts                                    Amounts
------------------------------------------------------------------------------------------------------------------------------------
I     Beginning balance
        of consolidated
       retained earnings                 4,834,265


       1.  Beginning balance of
           other retained earnings               -                     2,256,096
                                                                                                        2,256,096
       2.  Beginning balance of
                 legal reserve                   -      4,834,265        129,157       2,385,254          129,157         2,385,254
                                        ----------                     ---------                         --------
II     Increase in
         consolidated
         retained earnings
       1.  Adjustment to
           appropriation of
           retained earnings in
              overseas subsidiaries              -              -              -               -          190,565           190,565

III    Decrease in
         consolidated
         retained earnings

       1.  Dividends                             -              -        208,337         208,337          208,337           208,337
                                        ----------                     ---------                         --------
IV     Net income                                       2,474,644                        949,127                          2,466,782
                                                        ---------                      ---------                          ---------
       Ending balance of
 V       consolidated                                   7,308,909                      3,126,044                          4,834,265
          retained earnings                             =========                      =========                          =========


Basis of Presentation of Consolidated Semi-annual Financial Statements
    The accompanying consolidated semi-annual financial statements have been prepared based on the accounts maintained by Trend Micro Incorporated and its subsidiaries in conformity with accounting principles and practicesgenerally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Accounting Standards.

    The consolidated semi-annual financial statements are not intended to present the consolidated financial position as of June 30, 1999 and 2000 and the results of operations for the six-month period then ended in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

Significant accounting policies and practices for preparing consolidated semi-annual financial statements.

--------------------------------------------------------------------------------
1. Basis of consolidation                   (1) For the first half of the
                                                current fiscal year All
                                                subsidiaries are consolidated.
                                                The company,s subsidiaries are
                                                the following 15 companies:

                                                Trend Micro Incorporated
                                                (Taiwan), Trend Micro Inc.
                                                (USA),Trend Korea
                                                Inc. (Korea), Trend Micro South
                                                Europe Srl (Italy), Trend Micro
                                                Deutschland GmbH(Germany), Trend
                                                Micro Australia Pty
                                                Ltd.(Australia), Trend Micro do
                                                Brasil Ltda. (Brazil), Trend
                                                Micro France (France), Trend
                                                Micro Hong Kong Limited (Hong
                                                Kong),Trend Micro Incorporated
                                                Sdn. Bhd.(Malaysia),Trend Micro
                                                (UK) Limited (UK), Trend Micro
                                                Latinoamerica S.A. de C.V.
                                                (Mexico), Wells Antivirus
                                                Research Laboratory,
                                                Inc. (U.S.A.), ip Trend
                                                Incorporated (Japan), Nihon
                                                Unisoft Incorporated (Japan)

                                            (2) For the first half of the
                                                previous fiscal year. All
                                                subsidiaries are consolidated.
                                                The company,s subsidiaries are
                                                the following 10 companies:

                                                Trend Micro Incorporated
                                                (Taiwan), Trend Micro Inc.
                                                (USA),Trend Korea
                                                Inc.(Korea),Trend Micro South
                                                Europe Srl (Italy), Trend Micro
                                                Deutschland GmbH(Germany),Trend
                                                Micro Australia Pty
                                                Ltd.(Australia), Trend Micro do
                                                Brasil Ltda. (Brazil), Trend
                                                Micro France (France), Trend
                                                Micro Hong Kong Limited (Hong
                                                Kong) and Trend Micro
                                                Incorporated Sdn.
                                                Bhd.(Malaysia).
--------------------------------------------------------------------------------
2. Basis of applying equity method          (1) For the first half of the
                                                current fiscal year As for the
                                                investments in affiliated
                                                companies, equity method is
                                                applied. The company's
                                                affiliated companies are the
                                                following 3 companies.

                                                NTT Data Security Corporation
                                                (Japan) Soft Trend Capital
                                                Corporation (Japan) JCN Co.,
                                                Ltd. (Japan)

                                                The company has no
                                                unconsolidated subsidiaries.
                                            (2) For the first half of the
                                                previous fiscal year. The
                                                company has no unconsolidated
                                                subsidiaries or affiliated
                                                companies.
--------------------------------------------------------------------------------
3. Fiscal year of consolidated subsidiaries     Semi-annual closing date of
                                                Nihon Unisoft Incorporated is
                                                April 30. As of the semi-annual
                                                consolidated closing date, it
                                                has prepared semi-annual
                                                financial statements which were
                                                used to make the semi-annual
                                                consolidated financial
                                                statements.

4. Accounting polices and practices          (1) Securities:
   (1)Valuation of significant assets          *Marketable securities -
                                                  Lower of moving average cost
                                                   or market
                                               *Other securities -
                                                  Moving average cost method

                                             (2) Inventories
                                               *Finished goods Raw
                                                 materials Supplies -

                                                  Moving average cost method
                                                  (Lower of cost or market with
                                                  the first-in-first-out method
                                                  applied in Trend Micro Inc.
                                                  (U.S.A.) and Trend Micro
                                                  Incorporated (Taiwan)).

   (2) Depreciation and amortization         (1) Property and equipment
         method for fixed assets                 * Parent company and domestic
                                                    consolidated subsidiaries-
                                                    Declining-balance method
                                                    based on the corporate
                                                    income tax law

                                                 * Foreign consolidated
                                                    subsidiaries -
                                                   Straight-line method over the
                                                   estimated economic useful
                                                   lives of the assets
                                             (2) Intangibles
                                               *Parent company and domestic
                                                 consolidated subsidiaries
                                                (Software for sale) Straight-
                                                 line method over the
                                                 estimated useful lives.
                                                                  (12 months).

                                                (Software for internal use)
                                                 Straight-line method over the
                                                 estimated useful lives
                                                                    (5 years).

                                                (Other intangibles)
                                                 Straight-line method based on
                                                 the corporate income tax law

                                                (Additional information)
                                                1. Software for mass sale
                                                     In the prior fiscal years,
                                                  development costs for master
                                                  program of software products
                                                  for sale had been classified
                                                  as "Finished Goods" and
                                                  software in progress had been
                                                  classified as "Work in
                                                  Progress." The capitalized
                                                  development costs for master
                                                  program of software products
                                                  had been amortized over 3years
                                                  on a straight-line basis and
                                                  charged to income as
                                                  includedin "Cost of Sales."
                                                  From this fiscal year,
                                                  pursuant to "Accounting
                                                  Standards for Research and
                                                  Development Costs" (Business
                                                  Accounting Deliberation
                                                  Council, March 13, 1998),
                                                  development costs for master
                                                  program of software products
                                                  havebeen capitalized as
                                                  "Software" in intangible
                                                  assets and amortized over
                                                  estimated useful lives (12
                                                  months). The software
                                                  inprogress has been
                                                  capitalized as "Software in
                                                  Progress" in intangible
                                                  assets.
                                                     In connection with the
                                                  adoption of the new accounting
                                                  standards, the Company changed
                                                  the estimated useful lives of
                                                  the capitalized software
                                                  development costs to 12 months
                                                  based on its investigation of
                                                  the useful lives of the
                                                  Company's softwareproducts.
                                                  The change was made to reflect
                                                  shortened life cycles of the
                                                  Company's products in the
                                                  competitive market caused by
                                                  the rapid technological
                                                  progress to cope with daily
                                                  emerging computer viruses
                                                     The change in accounting
                                                  standard resulted in
                                                  decreasing consolidated gross
                                                  profit, operating income,
                                                  ordinary income andnet income
                                                  before tax for the six-month
                                                  period ended June 30, 2000 by
                                                  JPY 154,961 thousand,
                                                  respectively.

                                           2. Software for internal use
                                                 Pursuant to the application of
                                              transition measure of
                                              "Implementation Guidelines to
                                              Accounting for Research and
                                              Development Costs and Software"
                                              (JICPA Accounting Standards
                                              Committee Report No.12, March
                                              31,1998), software costs for
                                              internal use which had been
                                              capitalized as "Others" in the
                                              investments and other assets
                                              section remain to be accounted for
                                              in the previous manner.

                                                 However, disclosure of above
                                              software costs changed from
                                              "Others" in the investments and
                                              other assets section (JPY 45,970
                                              thousands for the six-month ended
                                              June 30, 2000) to "Software" in
                                              the intangible assets section.

                                                 Such costs are amortized over
                                              their estimated useful lives (5
                                              years) on a straight-line basis.

                                              *Foreign consolidated subsidiaries
                                                 Straight-line method over the
                                                 estimated economic useful
                                                 lives.

(3)  Accounting policies for significant   (1) Allowance for doubtful accounts
     provisions                            *Parent company and domestic
                                             consolidated subsidiaries-
                                                 In order to provide for
                                             expected future losses, an
                                             allowance for doubtful accounts is
                                             provided for the expected
                                             uncollectible amount of individual
                                             receivable balances in addition to
                                             the maximum deductible amount
                                             allowed under the corporate income
                                             tax law.

                                           *Foreign consolidated subsidiaries -
                                                 In order to provide for
                                             expected future losses, an
                                             allowance for doubtful accounts is
                                             provided for the expected
                                             uncollectible amount of individual
                                             receivable balances.

                                           (2) Provision for loss on sales
                                               returns
                                               In order to provide for expected
                                               future losses from sales return
                                               subsequent to the semi-annual
                                               consolidated closing date, an
                                               allowance for sales returns is
                                               provided based on the past
                                               experience for the sales returns.

(4)  Accounting for leased assets              Finance leases without transfer
                                               of ownership of the leased
                                               assets are accounted for in the
                                               same manner as applied to
                                               operating leases.

(5)  Other important matters for           (1) Consumption tax
     preparing consolidated                    Transactions subject to
     semi-annual financial statements          consumption tax are stated at
                                               the Amount net of the related
                                               consumption tax.

                                     (2)Accounting treatment for stock warrants
                                        and stock options granted to directors
                                        and certain employees under the
                                        Company's incentive plan

                                           The parent company and its
                                        subsidiaries have adopted Incentive
                                        plans pursuant to which warrants to
                                        purchase parent company shares were
                                        granted to directors and certain
                                        Employees. Under these plans, the parent company issued Bonds with detachable warrants and immediately repurchased All of the warrants for distribution to grantees. In addition, in The previous fiscal year ended December 31, 1999, our U.S. Subsidiary adopted an incentive plan in which parent company Shares, that were transferred to a special purpose company by Certain large shareholders, were granted to certain directors andemployees (these two plans are hereinafter referred to as the "stock option plan"). The total compensation cost under the stock option plan is measured by taking into account the difference between the quoted market price of the parent company shares at the measurement date (the first date on which both the number of shares that an individual employee isentitled to receive and the exercise price are known: normally the grant date of warrants or stock options) and the exercise price of the warrant or option and is recognized as expense overthe exercisable period. The warrant portion of the bonds with detachable warrants issued under the stock option plan (JPY 640,000 thousands for the first half of FY 2000) is recorded as "warrant account" in current liability upon issuance of the bondsand eliminated upon repurchasing the warrants.
                                           Formerly, compensation costs had been
                                        recognized by taking into account the
                                        repurchase cost of the warrants when
                                        granted. However, since the previous
                                        fiscal year, the Company has changed the accounting treatment. The purpose of this change is more accurate disclosure reflecting the substance of the transactions, in response to our U.S. subsidiary's adoption of theincentive plan discussed above, whereby the Company unified the computation method, measurement date and accounting treatment relating to its incentive plans, which may have different schemes but the same purpose and economic substance.The accounting for the warrant portion of the bonds with detachable warrants was changed as well, which previously had been recorded as "Stock warrants" account upon issuance and transferred to "additional paid-in capital" upon exercise. This accounting change was adopted in the second half of 1999, and it has impacted none of semi-annual ordinary income, semi-annual income before taxes nor semi-annual income before taxes in 1999, as there were no stock option transactions in the first half of the previous fiscal year.
                                           The revised accounting policy on
                                        compensation costs is the same as that
                                        of our U.S. subsidiary. For the purpose
                                        of unification of accounting policies to disclose financial position and results of operation as a group more accurately, financial statements before consolidation of parent company and its subsidiaries (other than the U.S. subsidiary) have been adjusted through consolidation. The adjustment of the parent company's financial statements, which was made on the process of consolidation, resulted in an increase in operating income, ordinary income and income before taxes of (Yen)157,668 thousand each, and an increase in net income after tax of (Yen)91,132 thousand.

                                        (3) Accounting method for significant
                                            deferred assets Common stock issue
                                            costs and bond issues costs are
                                            charged to expense as incurred.

--------------------------------------------------------------------------------
 5. Valuation of assets and liabilities       Full fair value method
    of the consolidated subsidiaries
                                              (Additional information)
                                              As to the subsidiaries which were
                                              newly consolidated from the
                                              current fiscal year, full portion
                                              of the assets and liabilities of
                                              the subsidiaries is marked to fair
                                              value as of the acquisition of the
                                              control.
                                              This resulted in increase of
                                              assets by (Yen) 92,359 thousand
                                              and minority interest (net of tax)
                                              by (Yen) 17, 838 thousand.
--------------------------------------------------------------------------------
 6. Amortization of consolidated goodwill     Consolidated goodwill is amortized
                                              over 5 years on a straight-line
                                              basis.
--------------------------------------------------------------------------------
 7. Appropriation of retained earnings        Consolidated statement of retained
                                              earnings is prepared to reflect
                                              the appropriation of retained
                                              earnings which are approved during
                                              the fiscal year.
--------------------------------------------------------------------------------

  Changes in presentation

--------------------------------------------------------------------------------
(Consolidated balance sheet)
   Pursuant to the revised Ordinance on Consolidated Financial Statements, "Cumulative translation adjustment", which had been disclosed in the section of "Assets" previously, is disclosed in the section of "Shareholders' equity" from the first-half of the current fiscal year.
--------------------------------------------------------------------------------


Notes
(Consolidated semi-annual balance sheets)                                                            (Thousands of yen)
------------------------------------------------------------------------------------------------------------------------------------
   At the end of the first half of the current     At the end of the first half of the previous    At the end of the previous
               fiscal year                                         fiscal year                                fiscal year
        (As of June 30, 2000)                                 (As of June 30, 1999)                   (As of December 31, 1999)
------------------------------------------------------------------------------------------------------------------------------------
*1     Accumulated depreciation of                 *1     Accumulated depreciation of             *1     Accumulated depreciation of
         property and equipment                              property and equipment                         property and equipment
              667,127                                             390,256                                          470,434

------------------------------------------------------------------------------------------------------------------------------------
*2     Additional information                                 -----------------                               -----------------

 JPY 417,600 thousands of stocks and JPY
1,800,000 thousands of bonds, which had
been recorded as "Investments in securities"
in investments and other non-current
assets, were reclassified to
"Marketable securities" in current
assets in the first-half of current
fiscal year.
------------------------------------------------------------------------------------------------------------------------------------


(Consolidated semi-annual income statements)
                                                                                                                  (Thousands of yen)
------------------------------------------------------------------------------------------------------------------------------------
For the first half of the current fiscal year    For the first half of the previous fiscal year     For the previous fiscal year

     (      From January 1, 2000       )        (     From January 1, 1999      )                  (     From January 1, 1999      )
              To June 30, 2000                          To June 30, 1999                                 To December 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
*1. Major components of selling,               *1. Major components of selling,                  *1. Major components of selling,
    general and administrative                     general and administrative                        general and administrative
    expenses are as follows.                       expenses are as follows.                          expenses are as follows.

Advertising and sales                          Advertising and sales                             Advertising and sales
  promotions                 1,068,154           promotions                    711,841             promotions             2,164,630
Salaries and bonuses         1,710,926         Salaries and bonuses          1,129,102           Salaries and bonuses     2,795,689
Depreciation expense           107,132         Depreciation expense             76,662           Pension and severance
                                                                                                   costs                     34,869
Research and                                   Research and                                      Service charge             777,885
  Development costs            850,857           Development costs             487,038           Depreciation expense       168,134
Amortization of                                                                                  Research and
 consolidated goodwill          95,796                                                             development costs        994,340
------------------------------------------------------------------------------------------------------------------------------------
*2. Major components of                        *2. Major components of                           *2. Major components of
      non-operating income                           non-operating income                              non-operating income
Interest income                 76,560         Interest income                  76,190           Interest income            148,487
Foreign exchange gain           30,218         Foreign exchange gain            68,093           Gain on sales of
Gain on sales of                               Gain on sales of                                    marketable securities    280,531
  marketable securities         65,376           treasury stocks                50,842           Gain on sales of
                                               Amortization of                                     treasury stocks          145,673
                                                 consolidated godwill              344           Amortization of
                                                                                                    consolidated goodwill       688
-----------------------------------------------------------------------------------------------------------------------------------
*3. Major components of                        *3. Major components of                           *3. Major components of
      non-operating expense                          non-operating expense                             non-operating expense
Interest expense                85,520         Interest expense                  1,389           Interest expense            66,526
Bond issue costs                44,295         Public offering costs           135,153           Foreign exchange loss      174,920
Loss on sales of                                                                                 Public offering costs      154,309
  treasury stocks               22,270                                                           Equity in loss of
Loss on sales of                                                                                 affiliated companies         2,355
 marketable securities          30,081
Equity in loss of
   affiliated companies         23,516
------------------------------------------------------------------------------------------------------------------------------------
*4. Major components of                        *4. Major components of                                        -----------------
      unusual gains                                  unusual gains
Gain from                                      Reversal of allowance for
  lawsuit settlement         1,030,785           doubtful accounts               7,626
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*5. Major components of                               --------------                                 *5.  Major components of
      unusual losses                                                                                        unusual losses
Loss on disposal of                                                                                  Loss on sales of
          fixed assets           2,739                                                                 fixed assets          1,192
------------------------------------------------------------------------------------------------------------------------------------

(Lease transactions)                      None

(Significant subsequent events)           None

3. Segment Information

1. Industry segment information The company and its subsidiaries operate principally in two industry segments: "Security software business" and "Internet-related products/service business". However, industry segment information is not currently disclosed since more than 90% of sales and operating income in all segments are from the "security software business".

2. Geographic segment info


                                                                                                (Thousands of yen)
------------------------------------------------------------------------------------------------------------------------------------
                             For the first-half of the current fiscal year    (      From January 1, 2000
                                                                                       To June 30, 2000     )
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Eliminations
                               Japan       North        Taiwan        Europe       Others        Total         or          Consoli-
                                          America                                                           Corporate       dated
------------------------------------------------------------------------------------------------------------------------------------
I Sales and operating
    profit/loss
       Sales
 (1) Sales to                3,655,611    2,778,166     832,227    1,870,516      463,819     9,600,341             -    9,600,341
       third parties
 (2) Intersegment              885,727      789,235     386,007        4,397       68,903     2,134,272    (2,134,272)           -
       sales
------------------------------------------------------------------------------------------------------------------------------------
           Total             4,541,339    3,567,402   1,218,235    1,874,913      532,722    11,734,613    (2,134,272)   9,600,341
------------------------------------------------------------------------------------------------------------------------------------
  Operating expenses         2,089,276    2,259,756     867,277    1,122,346      413,281     6,751,939      (168,262)   6,583,676
------------------------------------------------------------------------------------------------------------------------------------
  Operating income(loss)     2,452,062    1,307,645     350,957      752,567      119,441     4,982,674    (1,966,009)   3,016,664
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                            For the first-half of the previous fiscal year    (     From January 1, 1999
                                                                                      To June 30, 1999     )
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Eliminations
                               Japan       North        Taiwan        Europe       Others        Total          or         Consoli-
                                          America                                                           Corporate       dated
------------------------------------------------------------------------------------------------------------------------------------
I Sales and operating
    profit/loss
       Sales
 (1) Sales to                2,558,673    1,465,707     690,176      662,363      254,957     5,631,878             -    5,631,878
        third parties
 (2) Intersegment              466,261      440,688     183,026            -       93,134     1,183,110    (1,183,110)           -
        sales
------------------------------------------------------------------------------------------------------------------------------------
           Total             3,024,934    1,906,396     873,202      662,363      348,092     6,814,989    (1,183,110)   5,631,878
------------------------------------------------------------------------------------------------------------------------------------
 Operating expenses            908,519    1,639,801     770,850      352,561      278,395     3,950,129      (131,872)   3,818,256
------------------------------------------------------------------------------------------------------------------------------------
 Operating income(loss)      2,116,414      266,595     102,352      309,801       69,696     2,864,860    (1,051,238)   1,813,622
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                     For the previous fiscal year             (      From January 1, 1999
                                                                                     To December 31 1999   )
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Eliminations
                               Japan       North        Taiwan        Europe       Others        Total         or          Consoli-
                                          America                                                           Corporate       dated
------------------------------------------------------------------------------------------------------------------------------------
I Sales and operating
     profit/loss
       Sales
 (1) Sales to                5,989,037    3,830,589   1,612,515    1,825,699      483,143    13,740,984             -   13,740,984
       third parties
 (2) Intersegment            1,153,293    1,154,892     479,161            -      202,209     2,989,556    (2,989,556)           -
       sales
------------------------------------------------------------------------------------------------------------------------------------
           Total             7,142,331    4,985,481   2,091,676    1,825,699      685,353    16,730,541    (2,989,556)  13,740,984
------------------------------------------------------------------------------------------------------------------------------------
 Operating expenses          2,423,568    3,748,639   1,460,638    1,156,450      620,407     9,409,703        77,655    9,487,359
------------------------------------------------------------------------------------------------------------------------------------
 Operating income(loss)      4,718,762    1,236,842     631,037      669,248       64,946     7,320,837    (3,067,212)   4,253,625
------------------------------------------------------------------------------------------------------------------------------------

(Notes)
1. Classification of countries and regions is based on geographical proximity.
2. Classification of countries and regions into each geographic segment.
     North America  :  U.S.A.
     Europe         :  Italy,Germany,France,UK
     Others          : Korea,Australia,Brazil,Hong Kong,Malaysia,Mexico
3. Unallocable operating expenses for the current semi-annual period in the operating expense (JPY 2,080,millions) is included in "Eliminations or Corporate". Major components are expenses for the administrative department in parent company and research and development costs for our products.
4. Unallocable operating expenses for the previous semi-annual period in the operating expense (JPY 1,112 millions) is included in "Eliminatoins or Corporate". Major components are expenses for the administrative department in parent company and research and development costs for our products.
5. Unallocable operating expenses for the previous annual period in the operating expense (JPY 3,976 millions) is included in "Eliminations or Corporate". Major components are expenses for the administrative department in parent company and research and development costs for our products.
6. Unallocable operating expenses are included in "Elimination or Corporate" due to the difficulty in recognizing their contribution to each segments" profit and loss.

(3) Overseas sales

                                                                                                             (Thousands of yen)
------------------------------------------------------------------------------------------------------------------------------------
                                        For the first-half of the          (   From January 1, 2000    )
                                            current fiscal year                  To June 30, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                       North
                                      America            Taiwan             Europe            Others           Total
------------------------------------------------------------------------------------------------------------------------------------
 I.   Overseas sales                 2,778,166           654,515           1,870,516          641,531         5,944,729
 II.  Consolidated sales                                                                                      9,600,341
 III. Ratio of overseas sales             28.9 %             6.8 %              19.5 %            6.7 %            61.9 %
 against consolidated sales
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                        For the first-half of the          (   From January 1, 1999    )
                                           previous fiscal year                  To June 30, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                       North             Taiwan             Europe            Others           Total
                                      America
------------------------------------------------------------------------------------------------------------------------------------
 I.   Overseas sales                 1,191,277           459,458             928,430          485,676         3,064,843
 II.  Consolidated sales                                                                                      5,631,878
 III. Ratio of overseas sales             21.2 %             8.1 %              16.5 %            8.6 %            54.4 %
 against consolidated sales
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                       For the previous fiscal year        (   From January 1, 1999    )
                                                                               To December 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                       North             Taiwan             Europe           Others             Total
                                      America
------------------------------------------------------------------------------------------------------------------------------------
I.   Overseas sales                  3,444,037         1,120,453           2,203,888          975,205         7,743,585
II.  Consolidated sales                                                                                      13,740,984
III. Ratio of overseas sales              25.1 %             8.2 %              16.0 %            7.1 %            56.4 %
against consolidated sales
------------------------------------------------------------------------------------------------------------------------------------

(Note)   1. Overseas sales are sales to countries/regions other than Japan by
            Trend Micro Inc. and its consolidated subsidiaries.
         2. Classification of countries/region is based on geographical proximity.
         3. Classification
                            U.S.A.    :  U.S.A.
                            Europe    :  Italy, Germany, France,UK
                            Others    :  Korea,Australia, Brazil
                                         Hong Kong, Malaysia, Mexico

                                                                 August 10, 2000
                Report of First-Half Results (Non-consolidated)
                   For Fiscal Year Ending December 31, 2000

    Company:   Trend Micro Incorporated   Japanese over-the-counter market (OTC)
    OTC Code:  4704
    Address:   Odakyu Southern Tower, 10F 2-2-1 Yoyogi Shibuya-ku Tokyo,
               151-8583 Japan

    Contact:   Title     Director, Chief Financial Officer
               Name      Hiroyuki Nakanishi       (Phone: 81-3-5334-3600)

    Date of the board of directors meeting
            authorizing the first-half results:   August 10, 2000
    Adoption of semi-annual dividend system:      Yes

    Starting date of semi-annual dividend payment:  No semi-annual dividends were authorized for this
                                                     semi-annual period.

1. Financial Highlights for the first half of FY 2000 (January 1, 2000 through June 30, 2000)

(1) Results of operations
   (All figures are rounded down to millions of yen.)


------------------------------------------------------------------------------------------------------------------------------------
                                              (Compared to                      (Compared to                      (Compared to
                                                the same        Operating         the same         Ordinary         the same
                              Sales             period of        income           period of         income          period of
                                              the previous                      the previous                      the previous
                                                  year)                             year)                             year)
------------------------------------------------------------------------------------------------------------------------------------
                            Millions of yen             %     Millions of yen              %     Millions of yen            %
The first half of FY 00          3,950         (   30.4 )            487       (        /\60.0 )       470        (       /\ 63.4 )
The first half of FY 99          3,029         (   11.9 )          1,220              (   87.7 )     1,288               (   79.1 )
------------------------------------------------------------------------------------------------------------------------------------
FY 99 (annual)                   7,220                             1,995                             2,160
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        (Compared to the
                                          same period of     Net income        Accounting standards applied for preparing
                           Net income      the previous       per share             semi-annual financial statements
                                               year)
------------------------------------------------------------------------------------------------------------------------------------
                           Millions of yen            %        Yen

The first half of FY 00        982           ( 45.0 )          15.12         The Accounting Standards for Interim Financial
                                                                             Statements
The first half of FY 99        677           ( 60.0 )          32.27         The Accounting standards for Interim Financial
                                                                             Statements
------------------------------------------------------------------------------------------------------------------------------------
FY 99 (annual)               1,125                             17.70                               -
------------------------------------------------------------------------------------------------------------------------------------

(Note)
1. Weighted average number of    65,005,579 shares (for the first half of FY 00)
   shares outstanding:           21,005,117 shares (for the first half of FY 99)
                                 63,550,165 shares (for FY 99)

2.  Change in accounting policies:  None

(2) Dividends
---------------------------------------------------------------
                           Semi-annual            Annual
                          dividends per       dividends per
                              share               Share
---------------------------------------------------------------
                                Yen                 Yen
The first half of FY 00                   0                  -
The first half of FY 99                   0                  -
---------------------------------------------------------------
FY 99 (annual)                            -                  0
---------------------------------------------------------------


(3) Financial Position
------------------------------------------------------------------------------------------------------------------------------------
                               Total assets          Shareholders' equity         Shareholders'         Shareholders' equity
                                                                                  equity ratio               per share
------------------------------------------------------------------------------------------------------------------------------------
         As of                Millions of yen          Millions of yen                       %                  Yen
      June 30, 2000               31,226                    17,310                    55.4                     265.59
      June 30, 1999               16,547                    14,887                    90.0                     703.28
------------------------------------------------------------------------------------------------------------------------------------
    December 31, 1999             24,436                    15,719                    64.3                     242.43
------------------------------------------------------------------------------------------------------------------------------------

(Note)
1. Shares issued and outstanding at the end of period:    65,172,669 shares as of June 30,2000
                                                                               (par value stock 500 shares per unit)
                                                          21,168,000 shares as of June 30, 1999
                                                          64,842,900 shares as of December 31, 1999
                                                                       (stock split of 1 to 3 was made during FY 1999)

2. Unrealized gain on securities as of June 30, 2000:     Yen 940 million
                                                             (including of  Yen 1 million of unrealized gain on treasury stock)

3. Unrealized gain/loss on derivative financial instruments as at June 30, 2000:      Nil


Basis of Presentation of Non-Consolidated Semi-annual Financial Statements

   The accompanying non-consolidated semi-annual financial statements have been prepared based on the accounts maintained by Trend Micro Incorporated in accordance with the provisions set forth in the Securities and Exchange Law, and in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Accounting Standards.

   The non-consolidated semi-annual financial statements are not intended to present the non-consolidated financial position as of June 30, 1999 and 2000 and the results of operations for the six-month period then ended in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

2 Earning projections for the current fiscal year (January 1, 2000 through December 31, 2000)

------------------------------------------------------------------------------------------------------------------------------------
                                 Sales           Ordinary              Net income               Annual dividend per share
                                                  income                                             December 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                            Millions of yen      Millions of yen     Millions of yen            Yen                  Yen

For the year ending              9,000                2,400                1,900                 0                    0
December 31, 2000
------------------------------------------------------------------------------------------------------------------------------------

(Reference) Estimated net income per share:        Yen 29.20

Forward-Looking Statements

  This document includes statements that constitute forward-looking statements. These statements appear in a number of places in this document, and include statements regarding the intent, belief or current expectations of Trend Micro with respect to Trend Micro's business, revenues and results of operations, and economic and other factors that may have an impact on Trend Micro's performance. These statements also include the projections of Trend Micro's financial performance for the 2000 fiscal year contained in this document. Such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and actual results for the 2000 fiscal year and future fiscal years may differ materially from those in the forward-looking statements, due to various factors beyond Trend Micro's control. Such factors include, without limitation, the rate of acceptance of Trend Micro's products and services, the impact of competing products and services, difficulties in adapting our products and services to the Internet, difficulties in addressing new virus and other computer security problems, the potential lack of attractive investment targets, difficulties in successfully executing our investment strategy, adverse economic trends in our principal markets, declining prices for our products and services and other risks indicated in the Risk Factors section of Trend Micro's annual report on Form 20-F dated May 24, 2000. The annual report is on file with the SEC. Trend Micro assumes no obligation to update this information.

[Information on net income per share and shareholders' equity per share]

  For periodic comparison of net income per share and shareholders' equity per share, restated per share information reflecting the effect of stock split on November 19,1999 is as follows:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted average        Shares issued and
                             Net income per share     Shareholders' equity      number of shares        outstanding at the
                                                           per share               outstanding            end of period
------------------------------------------------------------------------------------------------------------------------------------

The first half of FY 00             15.12                   265.59                 65,005,579              65,172,669
The first half of FY 99             10.76                   234.43                 63,015,351              63,504,000
------------------------------------------------------------------------------------------------------------------------------------
FY 99(annual)                       17.70                   242.43                 63,550,165              64,842,900
------------------------------------------------------------------------------------------------------------------------------------

                           Attachment to the Report

1. A review of the non-consolidated results of operations for the current semi-annual period and a projection for the annual results.

(1) A review of the non-consolidated results of operations for the current semi-annual period

    In this semi-annual period, the expanding of IT investments to small companies and active exports supported by the continued good world economy made industrial activity go upward. On the other hand, the unemployment rate stayed high and recovery of consumer spending was not seen. In addition, there is a sign of slowing down of the economy in the U.S.A., which has been in good condition for long time. In such a situation, there is no prediction of economic recovery as a whole.

   The condition in the computer security industry has generally been favorable. The interests in and demand for computer security system has been growing due a number of factors including active investments to IT infrastructure by enterprises, an increase in numbers of users who are familiar with the internet, Y2K problem, illegal intrusions into government home page by hackers and the appearance of the LOVE virus.

   In this context, Trend Micro Incorporated has endeavored to improve its product technology, support systems and engaged in energetic research and development activities to meet users interest and expectation in computer security. Capital expenditure for information technology, which had been done mostly by big companies, has spread out to smaller companies these days and one survey shows that capital expenditure in smaller companies increased by 20% for the quarter compared to the previous year. Our business strategy meets this trend by actively acquiring new customers and selling user-demanded products.

   In January 2000, a wholly-owned subsidiary of Trend Micro was established as our first step in the field of UNIX.Linux, which is expected to be the main platform of the internet, and we are confident that we can advance further in the internet business.

   As a result, sales totaled JPY 3,950 millions (up 30.4% compared to the same period in 1999), ordinary income totaled JPY 470 millions (down 63.4% compared to the same period in 1999), and net income totaled JPY 982 millions (up 45.0% compared to the same period in 1999). Consumption tax is not included on the above amount.

(2) A projection for the non-consolidated annual results

   In Japan, the number of PCs and servers shipped and the number of internet users have been increasing. Also, e-business has spread to the household and enterprises in various ways. IT was a major topic at the Okinawa summit. Under these conditions, it is expected that the Japanese government will focus on IT for economic recovery and structural reform. This will cause conditions for Trend Micro Inc and the computer security industry to be favorable and demand for anti-virus products is expected to grow.

   Furthermore, in the field of internet outsourcing service with internet service providers, which we believe is one of our main business strategies, contracts with Japanese providers were made and we have started to offer anti-virus services. In the near future, we plan to introduce our anti-virus services to many providers.

   We estimate annual sales of JPY 9,000 million (up 24.6% compared to fiscal year 1999), annual ordinary income of JPY 2,400 million (up 11.1 % compared to fiscal year 1999) and net income of JPY 1,900 million (up 68.9% compared to fiscal year 1999) for the year ending December 31, 2000.

Forward-Looking Statements

     This document includes statements that constitute forward-looking statements. These statements appear in a number of places in this document, and include statements regarding the intent, belief or current expectations of Trend Micro with respect to Trend Micro's business, revenues and results of operations, and economic and other factors that may have an impact on Trend Micro's performance. These statements also include the projections of Trend Micro's financial performance for the 2000 fiscal year contained in this document. Such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and actual results for the 2000 fiscal year and future fiscal years may differ materially from those in the forward-looking statements, due to various factors beyond Trend Micro's control. Such factors include, without limitation, the rate of acceptance of Trend Micro's products and services, the impact of competing products and services, difficulties in adapting our products and services to the Internet, difficulties in addressing new virus and other computer security problems, the potential lack of attractive investment targets, difficulties in successfully executing our investment strategy, adverse economic trends in our principal markets, declining prices for our products and services and other risks indicated in the Risk Factors section of our annual report on Form 20-F dated May 24, 2000. The annual report is on file with the SEC. Trend Micro assumes no obligation to update this information.

2. Non-consolidated Semi-annual Financial Statements
   (1) Non-consolidated semi-annual balance sheets

                                                                                                          (Thousands of yen)

--------------------------------------------------------------------------------------------------------------------------------
               Period                       At the end of the first      At the end of the first    Condensed balance sheet at
                                              half of the current         half of the previous             the end of the
                                                 fiscal year                   fiscal year              previous fiscal year
        Account                              (As of June 30, 2000)        (As of June 30, 1999)      (As of December 31, 1999)
------------------------------------------------------------------------------------------------------------------------------------
                                                 Amount      Percentage       Amount       Percentage        Amount     Percentage
                                              --------------------------------------------------------------------------------------
                                                                   %                             %                          %
          (Assets)
I  Current assets
   1.    Cash and bank deposits      *2        17,512,240                    1,543,961                     14,054,087
   2.    Notes receivable, trade                    1,058                          502                            128
   3.    Accounts receivable, trade  *2         3,213,461                    2,701,240                      3,220,285
   4.    Marketable securities      *2,7        2,242,848                    3,529,042                         61,659
   5.    Treasury stock              *3            22,421                       16,579                         17,137
   6.    Inventories                               33,781                      349,444                        406,482
   7.    Intercompany loan
          receivables                *2           387,982                      939,838                        115,844
   8.    Other accounts receivable              1,573,185                            -                        697,648
   9.    Deferred tax assets                      159,194                            -                              -
  10.    Other current assets        *2           155,037                      127,209                        140,674
  11.    Allowance for doubtful
                      accounts                   /\98,739                     /\47,126                       /\96,400
                                          ---------------             ----------------               ----------------
           Total current assets                25,202,472      80.7          9,160,692       55.4          18,617,547     76.2
II Non-current assets
   1.    Property and equipment      *1           238,882       0.8            167,607        1.0             183,342      0.7
   2.    Intangibles
      (1)   Software copyright                    184,280                      322,491                        253,385
      (2)   Software                              173,151                            -                              -
      (3)   Software in progress                   30,631                            -                              -
      (4)   Others                                 72,120                       89,686                         80,381
                                          ---------------             ----------------               ----------------
             Total intangibles                    460,183       1.5            412,177        2.5             333,767      1.4
   3.    Investments and other
            non-current assets
      (1)   Investments in           *2,7               -                            -                      2,217,600
                     securities
      (2)   Investments in
            subsidiaries and         *2         3,873,840                    1,481,729                      1,673,840
                  affiliates
      (3)   Investments in bonds
            of subsidiaries and
                  affiliates                            -                    5,002,686                             -
      (4)   Deferred tax assets                    79,274                            -                             -
      (5)   Others                   *2         1,386,620                      337,033                     1,425,105
      (6)   Allowance for doubtful
             accounts                            /\14,960                     /\14,616                      /\15,027
                                          ---------------             ----------------               ---------------
       Total investments and other              5,324,775      17.0          6,806,832       41.1          5,301,518      21.7
        non-current assets
                                          ---------------             ----------------               ---------------
       Total non-current assets                 6,023,842      19.3          7,386,617       44.6          5,818,628      23.8
                                          ---------------             ----------------               ---------------
       Total assets                            31,226,314     100.0         16,547,310      100.0         24,436,176     100.0
                                          ===============             ================               ===============

                                                                                                           (Thousands of yen)

--------------------------------------------------------------------------------------------------------------------------------
               Period                       At the end of the first      At the end of the first    Condensed balance sheet at
                                              half of the current         half of the previous             the end of the
                                                 fiscal year                   fiscal year              previous fiscal year
        Account                              (As of June 30, 2000)        (As of June 30, 1999)      (As of December 31, 1999)
------------------------------------------------------------------------------------------------------------------------------------
                                                 Amount      Percentage       Amount       Percentage        Amount     Percentage
                                              --------------------------------------------------------------------------------------
                                                                   %                             %                          %
              (Liabilities)
I   Current liabilities
    1.   Accounts payable, trade                   33,993                       46,699                      39,669
    2.   Accounts payable, other      *2          797,135                      576,940                     756,987
    3.   Accrued corporate taxes
               and other                          489,000                      754,078                     626,536
    4.   Allowance for sales return               128,940                       12,806                      92,203
                                                                                    -                      919,587
    5.   Stock warrants                         1,508,667
    6.   Other current liabilities    *4          215,165                      246,323                     248,135
                                               ----------                   ----------                  ----------
           Total current liabilities            3,172,902        10.2        1,636,847         9.9       2,683,118        11.0
II  Long-term liabilities
    1.   Long-term debt                        10,700,000                            -                   6,000,000
    2.   Accrued pension and
               severance costs                     43,155                       23,092                      33,243
                                               ----------                   ----------                  ----------
           Total long-term liabilities         10,743,155        34.4           23,092         0.1       6,033,243        24.7
                                               ----------                   ----------                  ----------
           Total liabilities                   13,916,057        44.6        1,659,939        10.0       8,716,361        35.7

           (Shareholders' equity)
I   Common stock                      *5        5,618,852        18.0        5,223,404        31.6       5,414,660        22.1
II  Advance received for newly        *6            1,340         0.0              264         0.0               -           -
               issued stock

III  Additional paid-in capital                 7,385,576        23.6        6,936,597        41.9       7,130,743        29.2
IV   Legal reserve                                 20,833         0.1           20,833         0.1          20,833         0.1
V    Retained earnings
     1.    Unappropriated retained
           earnings at the end of the
               period                           4,283,653                    2,706,271                   3,153,577
                                               ----------                   ----------                  ----------
          Total retained earnings               4,283,653        13.7        2,706,271        16.4       3,153,577        12.9
                                               ----------                   ----------                  ----------
          Total shareholders' equity           17,310,256        55.4       14,887,370        90.0      15,719,814        64.3
                                               ----------                   ----------                  ----------
          Total liabilities and
               shareholders' equity            31,226,314       100.0       16,547,310       100.0      24,436,176       100.0
                                               ==========                   ==========                  ==========

(2) Non-consolidated semi-annual income statements

                                                                                                           (Thousands of yen)

--------------------------------------------------------------------------------------------------------------------------------
               Period                       For the first half of        For the first half of      Condensed income statement
                                           the current fiscal year      the previous fiscal year   for the previous fiscal year
                                            From January 1, 2000         From January 1, 1999          From January 1, 1999
        Account                               To June 30, 2000              To June 30, 1999           To December 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                                 Amount      Percentage       Amount       Percentage        Amount     Percentage
                                              --------------------------------------------------------------------------------------
                                                                   %                             %                          %
I   Sales                                       3,950,190       100.0         3,029,888      100.0        7,220,414       100.0
II  Cost of sales                   *6            332,167         8.4           151,284        5.0          366,619         5.1
    Provision for sales returns                    36,737         0.9                 -          -           78,083         1.1
    Reversal of provision for
              sales returns                            -            -             1,313        0.0                -           -
                                               ---------                      ---------                  ----------
      Gross profit                             3,581,286         90.7         2,879,917       95.0        6,775,711        93.8
III   Selling,general and                      3,093,378         78.3         1,659,344       54.8        4,780,533        66.2
        administrative expenses     *1,6
                                               ---------                      ---------                  ----------
      Operating income                           487,907         12.4         1,220,573       40.2         1995,178        27.6
IV    Non-operating income          *2           139,369          3.5           207,716        6.9          552,136         7.7
V     Non-operating expense         *3           156,415          4.0           140,090        4.6          387,222         5.4
                                               ---------                      ---------                  ----------
        Ordinary income                          470,861         11.9         1,288,199       42.5        2,160,091        29.9
VI    Unusual gains                 *4         1,030,785         26.1             7,626        0.3                -           -
VII   Unusual losses                *5             2,195          0.0                 -          -                -           -
                                               ---------                      ---------                  ----------
       Income before taxes                     1,499,451         38.0         1,295,825       42.8        2,160,091        29.9
       Corporate, inhabitant and
         enterprise tax                          607,845         15.4           618,000       20.4        1,034,960        14.3
       Income tax deferred                        91,316          2.3                 -          -                -           -
                                               ---------                      ---------                  ----------
       Net income                                982,923         24.9           677,825       22.4        1,125,131        15.6
      Retained earnings at
        the beginning of the year              3,153,577                      2,028,445                   2,028,445
      Cumulative effects of
        adopting deferred tax
        accounting                               147,152                              -                           -
                                               ---------                      ---------                  ----------
      Unappropriated retained
        Earnings at the end of the
        period                                 4,283,653                      2,706,271                   3,153,577
                                               =========                      =========                  ==========

Basis of Presentation of Non-Consolidated Semi-annual Financial Statements
The accompanying non-consolidated semi-annual financial statements have been prepared based on the accounts maintained by Trend Micro Incorporated in accordance with the provisions set forth in the Securities and Exchange Law, and in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Accounting Standards.

The non-consolidated semi-annual financial statements are not intended to present the non-consolidated financial position as of June 30, 1999 and 2000 and the results of operations for the six-month period then ended in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

Significant accounting policies and practices for preparing non-consolidated semi-annual financial statements.

------------------------------------------------- ------------------------------------------------------------------------------
1.   Accounting policies and practices            (1)  Accounting for depreciation expense
     adopted for preparing semi-annual
     financial statements which are different          With respect to the assets  which have been held since  beginning of
     from those applied for preparing financial        the period, a half amount of estimated annual depreciation  expenses
     statements for a fiscal year                      are recorded.

                                                       With respect to the assets acquired for the semi-annual period, depreciation expenses corresponding to the period from the acquisition date to the end of the period are recorded by proportioning the estimated annual depreciation expenses on a monthly basis.

                                                  (2)  Accounting for pension and severance costs

                                                       A half amount of estimated annual provision, which is computed under the assumption that all employees at the end of the first half of the fiscal year would be in service until the end of fiscal year, is recorded.

                                                  (3)  Accounting for corporate tax, inhabitant tax and enterprise tax

                                                       Corporate tax,  inhabitant tax and enterprise tax are computed based on pretax income for the semi-annual period.
------------------------------------------------- --------------------------------------------------------------------------------
2.   Valuation of inventories                          Finished goods.Raw materials.Supplies

                                                       Moving average cost method
------------------------------------------------- --------------------------------------------------------------------------------
3.   Valuation of assets other than                    Marketable securities
     inventories, evaluated by applying methods
     other than cost method                                 Lower of moving average cost or market
------------------------------------------------- -------------------------------------------------------------------------------
4.   Depreciation and amortization method for     (1)  Property and equipment
     fixed assets                                         Declining-balance method based on the Corporate income
                                                         tax law

                                                  (2)  Intangibles
                                                       (Software for mass sale)
                                                        Straight -line method over the estimated useful lives
                                                                                                         (12 months).
                                                       (Software for internal use)
                                                        Straight-line method over the estimated useful lives (5 years).

                                                       (Other intangibles)
                                                        Straight-line method based on the Corporate income tax law


                                                  (Additional information)
                                                  1. Software for mass sale
                                                       In the prior fiscal years, development costs for master program of software products for sale had been classified as "Finished Goods" and software in progress had been classified as "Work in Progress". The capitalized development costs for master program of software products had been amortized over 3 years on a straight-
                                                  line basis and charged to income as included in "Cost of Sales". From this fiscal year, pursuant to "Accounting Standards for Research and Development Costs"
                                                  (Business Accounting Deliberation Council, March 13, 1998), development costs for master program of software products have been capitalized as "Software" in intangible assets and amortized over estimated useful lives (12 months). The software in progress has been capitalized as "Software in Progress" in intangible assets.
                                                       In connection with the adoption of the new accounting standards, the Company changed the estimated useful lives of the capitalized software development costs to 12 months based on its investigation of the useful lives of the Company's software products. The change was made to reflect shortened life cycles of the
                                                  Company's products in the competitive market caused by the rapid technological progress to cope with daily emerging computer viruses.
                                                       The change in accounting standard resulted in decreasing consolidated gross profit, operating income, ordinary income and net income before tax for the six-
                                                  month period ended June 30, 2000 by JPY 154,961 thousand, respectively.

                                                    2. Software for internal use
                                                       Pursuant to the application of transition measure of "Implementation
                                                  Guidelines to Accounting for Research and Development Costs and Software" (JICPA
                                                  Accounting Standards Committee Report No.12, March 31, 1998), software costs for internal use which had been capitalized as "Others" in the investments and other assets section remain to be accounted for in the previous manner.
                                                       However, disclosure of above software costs changed from "Others" in the investments and other assets section (JPY 42,054 thousands for the six-month ended
                                                  June 30, 2000) to "Software" in the intangible assets section.
                                                       Such costs are amortized over their estimated useful lives (5years) on a straight-line basis.
------------------------------------------------- ---------------------------------------------------------------------------------
5.   Accounting for leased assets                       Finance leases  without  transfer of ownership of the leased assets are accounted for in the same manner as applied for operating leases.
------------------------------------------------- ---------------------------------------------------------------------------------
6.   Other important matters for preparing             Consumption tax
     semi-annual financial statements
                                                       Transactions subject to consumption tax are stated at the amount net of the related consumption tax.
------------------------------------------------- --------------------------------------------------------------------------------

 Additional information
--------------------------------------------------------------------------------------------------------------------------------
Pursuant to the revision of the  "Accounting  Standards for interim  financial  statements",  deferred tax  accounting has been adopted from the current  semi-annual  period. As a result of adopting deferred tax accounting,  net income is increased by JPY
91,316 thousands and unappropriated retained earnings are increased by JPY 238,469 thousands.
--------------------------------------------------------------------------------------------------------------------------------

Changes in presentation
--------------------------------------------------------------------------------------------------------------------------------
"Other accounts  receivables",  which were included in "Others  current assets" in the semi-annual  balance sheet for the first half of the previous fiscal year, are disclosed  separately  because it exceeds 5/100 of total assets.  Other receivables as of the end of the previous semi-annual period was JPY 50,652 thousands.
"Stock warrants",  which were included in "other current liability" in the semi-annual  balance sheet for the first half of the previous fiscal year, is disclosed separately due to its materiality.  Stock warrants as of the end of the previous semi-annual period was JPY 8,402 thousands.
--------------------------------------------------------------------------------------------------------------------------------

Notes
 (Non-consolidated semi-annual balance sheets)
                                                                                                                  (In thousands)

------------------------------------------- ----------------------------------------- -----------------------------------------
       At the end of the first half               At the end of the first half
        of the current fiscal year                of the previous fiscal year          At the end of the previous fiscal year
          (As of June 30, 2000)                      (As of June 30, 1999)                      (As of Dec. 31 1999)
------------------------------------------- ----------------------------------------- -----------------------------------------
*1  Accumulated depreciation of             *1  Accumulated depreciation of            *1  Accumulated depreciation of
    property and equipment                      property and equipment                     property and equipment
                     155,696                                       93,375                                   123,857
------------------------------------------- ----------------------------------------- -----------------------------------------
*2  Major assets and liabilities            *2  Major assets and liabilities           *2  Major assets and liabilities
    denominated in foreign currencies are       denominated in foreign currencies          denominated in foreign currencies
    as follows.                                 are as follows.                            are as follows.

  Accounts     in foreign currency  in JPY    Accounts     in foreign currency in JPY    Accounts       in foreign currency  in JPY
Cash and bank                               Accounts receivable,                        Cash and bank deposits
       deposits   US$    4,837     510,310            trade     US$   5,914    716,263                     US$    7,898      808,813
Accounts receivable,                        Marketable securities                       Accounts receivable,
       trade      US$    6,523     688,253                      US$     947    111,888           trade     US$    4,379      448,521
Marketable securities                       Intercompany loan                           Marketable securities
                  US$    4,255     442,817            receivables                                          US$      521       61,628
Intercompany loan                                               US$   7,668    928,680  Intercompany loan
       receivables                          Other current assets                                 receivables
                  US$    3,063     323,532                      US$     396     48,063                     US$      868       88,919
                  AU$      140       8,869  Investments in                                                 AU$      140        9,331
                  GBP      106      16,998  subsidiaries                                                   GBP      106       17,593
Investments in                              and affiliates      US$   1,276    146,429   Investments in securities
subsidiaries                                                    NT$ 323,999  1,335,300                     US$    4,000      417,600
and affiliates    US$    1,276     146,429  Accounts                                     Investments in
                  NT$  353,999   1,434,300            payable, other                      subsidiaries
                  GBP      110      20,611                      US$     790     95,771    and affiliates   US$    1,276      146,421
Other (Investments and                                          NT$  50,083    187,714                     NT$  353,999      434,300
other assets)                                                                                              GBP      110       20,611
                  US$      501      52,925                                                Others (Investments
Accounts                                                                                  and other assets)US$      501       51,370
       payables, other                                                                     Accounts
                  US$    3,511     370,355                                                  payable, other US$    1,931      197,739
                  GBP       11       1,859                                                                 NT$   55,729      181,846
                  DM       632      32,459
------------------------------------------- ----------------------------------------- -----------------------------------------
*3   Number of treasury stocks              *3   Number of treasury stocks             *3   Number of treasury stocks
                           1,374 shares                                1,100 shares                                  875 shares
------------------------------------------- ----------------------------------------- -----------------------------------------
*4  Presentation of                         *4   Presentation of                                 -------------------
               consumption tax                             consumption tax
Net of consumption tax paid and             Net of consumption tax paid and
consumption tax received are included in    consumption tax received are included
other current liabilities.                  in other current liabilities.
------------------------------------------- ----------------------------------------- -----------------------------------------

------------------------------------------- ----------------------------------------- -----------------------------------------
*5  Description of increases in             *5  Description of increases in           *5  Description of increases in
    the number of shares issued                 the number of shares issued               the number of shares issued

Exercise of stock warrants detached from    Exercise of stock warrants detached       (1) Stock split (1:3)
bonds                                       from bonds                                -Number of shares issued
                                                                                                   42,749,400 shares
-Number of shares issued                    -Number of shares issued                  -Issue price per share
                    329,769 shares                              332,400 shares                                 (Yen) -
-Issue price per share                      -Issue price per share                    -Increase in common stock
                       (Yen) -                                          (Yen) -                                (Yen) -
-Increase in common stock                   -Increase in common stock                 (2) Exercise of stock warrants
                       (Yen)204,192                                     (Yen)142,267  detached
                                                                                        from bonds
                                                                                      -Number of shares issued
                                                                                                      1,257,900 shares
                                                                                      -Issue price per share
                                                                                                               (Yen) -
                                                                                      -Increase in common stock
                                                                                                               (Yen)333,523
------------------------------------------- ----------------------------------------- -----------------------------------------
*6   Advance received for newly             *6   Advance received for newly
   issued stocks are the paid-in capital       issued stocks are the paid-in
   proceeds from exercise of stock             capital proceeds from exercise of
   warrants. On July 3, 2000,                  stock warrants. Year-end balance of
   1,356 stocks were newly issued.             JPY 132 thousands is planned to be
   JPY 670 thousands were appropriated to      appropriated to additional paid-in
   common stock and JPY 669 thousands          capital.
   were appropriated to additional
   paid-in capital.
------------------------------------------- ----------------------------------------- -----------------------------------------
*7   Additional information                          -------------------                          ------------------

 JPY 417,600  thousands  of stocks and JPY
1,800,000  thousands  of bonds,  which had
been   recorded   as    "Investments    in
securities"  in non-current  assets,  were
reclassified  to  "Marketable  securities"
in  current  assets in the  first-half  of
current fiscal year.
------------------------------------------- ----------------------------------------- -----------------------------------------

(Non-consolidated semi-annual income statement)


                                                                                                            (Thousands of yen)

------------------------------------------ ------------------------------------------ ------------------------------------------
       For the first half of the                   For the first half of the                       For the previous
           current fiscal year                       previous fiscal year                             fiscal year
         (From January 1, 2000)                     (From January 1, 1999)                       (From January 1, 1999)
         (  To June 30, 2000  )                     (  To June 30, 1999  )                       (To December 31 1999)
------------------------------------------ ------------------------------------------ ------------------------------------------
*1   Major components of selling,           *1  Major components of selling,          *1  Major components of selling,
       general and administrative                  general and administrative                 general and administrative
         expenses are as follows.                     expenses are as follows.                 expenses are as follows.
Advertising and sales                      Advertising and sales                      Advertising and sales
            promotions       339,247                     promotions        187,391                  promotions      710,330
Salaries and bonuses         698,684       Salaries and bonuses            379,014    Salaries and bonuses        1,233,841
Pension and severance                      Depreciation expense             20,948    Pension and severance
                  costs       12,966       Service charge                  163,365                        costs      16,335
Depreciation expense          25,623       Research and                               Depreciation expense           47,387
Service charge               276,447        development costs              487,038    Service charge                437,018
Research and                               Amortization of                            Research and development    1,138,367
 development costs           880,251        software copyright              69,105     costs
Amortization of                                                                       Amortization of software
 software copyright           69,105                                                                  copyright     138,210
------------------------------------------ ------------------------------------------ ------------------------------------------
*2   Major components of                    *2  Major components of                   *2  Major components of
            non-operating income                        non-operating income                     non-operating income
Interest on securities        27,331       Interest on securities           59,050    Interest on securities         92,468
Interest income               15,312       Gain on sales of treasury                  Gain on sales of securities   280,531
Foreign exchange gain         24,044                          stock         50,842    Gain on sales of
Gain on sale of securities    65,376       Foreign exchange gain            80,586               treasury stock     145,673
------------------------------------------ ------------------------------------------ ------------------------------------------
*3   Major components of                   *3  Major components of                     *3   Major components of
           non-operating expense                      non-operating expense                        non-operating expense
Bond interests                77,946       Public offering costs           135,153     Bonds  interest expense       64,109
Bond issue cost               44,295                                                   Foreign exchange loss        125,347
Loss on sale of                                                                        Public offering costs        154,309
       treasury stock         22,270
------------------------------------------ ------------------------------------------ ------------------------------------------
*4  Major component of                     *4   Major component of                                  ---------------
                     unusual gain                                 unusual gain
Gain from lawsuit settlement               Reversal of allowance for doubtful
                           1,030,785                             accounts    7,626
------------------------------------------ ------------------------------------------ ------------------------------------------
*5   Major component of
                    unusual loss
 Loss on disposal of fixed assets
                               2,195
------------------------------------------ ------------------------------------------ ------------------------------------------
*6   Depreciation and amortization         *6   Depreciation and amortization           *6   Depreciation  and amortization
 expense                                    expense                                    expense
Property and equipment        31,839      Property and equipment            25,324     Property and equipment         55,805
Intangible fixed assets      329,669      Intangible fixed assets           78,918     Intangible fixed assets       158,166
------------------------------------------ ------------------------------------------ ------------------------------------------
(Lease transactions)
              None

(Significant subsequent events)

 ip Trend Incorporated and Nihon Unisoft Incorporated

(Transfer of business)
 On June 30 2000, ip Trend Incorporated, our subsidiary company, concluded an agreement with respect to transfer its business to Nihon Unisoft Incorporated, of which Trend Micro have majority of the interests indirectly through ip Trend Incorporated, and this transfer of business was made on July 1 2000. Summary of the transfer is as follows.
 1. Contents of business transferred
    (1) The design, sale and export/import business of computer software and computer hardware which ip Trend Incorporated operated in its head office (2-2-1 Yoyogi Shibuya-ku Tokyo).
    (2) Trade name of "ip Trend Incorporated", which was registered at the Legal Affairs Bureau by ip Trend Incorporated.
 2. Price of the transfer
     Aforementioned business and trade name were transferred to Nihon Unisoft Incorporated at the price of JPY 45,569 thousands. This amount is determined based on the net value of operating assets and operating liabilities.
 3. Succession of receivables and payables
     All of receivables and payables attributable to ip Trend when the agreement was concluded, were succeeded to Nihon Unisoft Incorporated.

(Change of company name)
    Nihon Unisoft Incorporated changed its name to "ip Trend Incorporated" ("new ip Trend" thereafter) as from July 1 2000.

(Acquisition of the shares)
  On July 13 2000, Trend Micro Incorporated acquired the shares of new ip Trend from ip Trend Incorporated.
  The summary of the acquisition is as follows.
1. Number of shares acquired
         1,600 shares of common stock
2. Acquisition price
         JPY 1,600,000 thousands

3. Status of actual sales and orders received by Products

(1) Details of sales by products

                                                                                                          (Thousands of Yen)

-----------------------------------------------------------------------------------------------------------------------------------
                                                     For the first half of   For the first half of the       For the previous
                                                    the current fiscal year     previous fiscal year            fiscal year
                                                     (From January 1, 2000)   (From January 1, 1999)       (From January 1, 1999)
                                                     (  To June 30, 2000  )   (  To June 30 1999   )       (To December 31, 1999)
       Products              Major products        --------------------------------------------------------------------------------
                                                       Amount      Percentage(%)   Amount     Percentage(%)   Amount  Percentage(%)
-----------------------------------------------------------------------------------------------------------------------------------
                       Virus Buster package            632,899        16.0         322,467         10.6       883,763      12.2
     PC client        ------------------------------------------------------------------------------------------------------------
                       Virus Buster Site-license     1,397,445        35.4         908,011         30.0     2,132,776      29.5
     ------------------------------------------------------------------------------------------------------------------------------
     LAN server        Server Protect series           374,966         9.5         375,652         12.4       732,492      10.2
     ------------------------------------------------------------------------------------------------------------------------------
     Internet Server   Inter-Scan series               543,389        13.8         930,712         30.7     2,269,417      31.4
     ------------------------------------------------------------------------------------------------------------------------------
      Other products   VSAPI                            20,063         0.5           4,322          0.1         6,000       0.1
-----------------------------------------------------------------------------------------------------------------------------------
        Total                                        2,968,764        75.2       2,541,167         83.9     6,024,450      83.4
-----------------------------------------------------------------------------------------------------------------------------------
  Service revenue      eDoctor                          97,554         2.4          25,875          0.8        42,720       0.6
-----------------------------------------------------------------------------------------------------------------------------------
  Royalty revenue                                      883,872        22.4         462,846         15.3     1,153,244      16.0
-----------------------------------------------------------------------------------------------------------------------------------
         Total                                       3,950,190       100.0       3,029,888        100.0     7,220,414     100.0
-----------------------------------------------------------------------------------------------------------------------------------

(Note)
1.       Export sales are not presented due to minimal exports.
2.       Product name
         Computer network are classified into (PC client) (LAN server) (Internet server). Definition of our products are as follows.

(PC client products)
   This is for network terminals or personal computers which are separated from the network. Installing PC client products into such computers can help to protect computers from viruses.

(LAN server products)
   A local area network (LAN) is a network of computers and peripheral devices (printers etc) within a limited area. LAN server products help to prevent viruses from invading LANs through request messages from other computers.

(Internet server products)
   By observing FTP, HTTP etc on the internet server, which is connecting point with internet, these products protect networks from computer viruses which invade the network through internet.

(Other products)
  The anti-virus engine, which was originally installed in the other product, was modified and reproduced as VSAPI(Virus Scan Application Programming Interface(API)), that can be installed into other software. Using VSAPI can help to protect computers against virus infection.

3. Service revenue is from eDoctor service that offers a real-time and proactive security service between the client and a premium security partner through Internet.

4.    Royalty revenue is from overseas subsidiaries and overseas third parties.

(2) Orders received for the period and backlog for major products Not applicable to our business

4. Information for fair market value of securities

                                                                                                             (Thousands of Yen)

----------------------------------------------------------------------------------------------------------------------------------
            Period               At the end of the first half      At the end of the first half
                                        of the current                   of the previous                At the end of the
                                          fiscal year                       fiscal year               previous fiscal year
  Securities                        (As of June 30, 2000)             (As of June 30, 1999)         (As of December 31, 1999)
                                --------------------------------------------------------------------------------------------------
                                Recorded    Fair                   Recorded      Fair               Recorded     Fair
                                 amount     market   Gain/Loss      amount      market               amount     market
                                 on B/S     value                   on B/S       Value   Gain/Loss   on B/S     value   Gain/Loss
----------------------------------------------------------------------------------------------------------------------------------
Securities classified within
             current assets:
Equity securities                 465,238 1,394,774    929,535       128,467    530,733   402,265     78,765    496,595    417,829
 (Treasury stock included
                  in above)       (22,421)  (24,045)    (1,623)     (16,579)    (22,440)   (5,860)   (17,137)   (22,575)    (5,437)
Debt securities                 1,800,000 1,811,280     11,280            -           -         -          -          -          -
Others                                  -         -          -            -           -         -          -          -          -
----------------------------------------------------------------------------------------------------------------------------------
             Total              2,265,238 3,206,054    940,815      128,467     530,733   402,265     78,765    496,595    417,829
----------------------------------------------------------------------------------------------------------------------------------
Securities classified within
non-current assets:
Equity securities                       -         -          -            -           -         -          -          -          -
Debt securities                         -         -          -    3,400,000   3,393,960    *6,040  1,800,000  1,800,460        460
(Investment in bonds of
 subsidiaries and affiliates
             included in above)        (-)       (-)        (-)  (3,400,000) (3,393,960)  (*6,040)        (-)        (-)        (-)
Others                                  -         -          -            -           -         -          -          -          -
-----------------------------------------------------------------------------------------------------------------------------------
             Total                      -         -          -    3,400,000   3,393,960    *6,040  1,800,000  1,800,460        460
----------------------------------------------------------------------------------------------------------------------------------
          Grand total           2,265,238 3,206,054    940,815    3,528,467   3,924,693   396,225  1,878,765  2,297,055    418,289
-----------------------------------------------------------------------------------------------------------------------------------
* / \

(Note) 1. Calculation method of fair market value (including equivalent of fair market value)

    --------------------------------------- ------------------------------------- -------------------------------------
         At the end of the first half       At the end of the first half of the        At the end of the previous
          of the current fiscal year                previous fiscal year                      fiscal year
            (As of June 30, 2000)                  (As of June 30, 1999)               (As of December 31, 1999)
    --------------------------------------- ------------------------------------- -------------------------------------
    (1)  Securities traded in the           (1)  Securities traded in the            (1) Securities traded in the
         overseas over-the-counter market        overseas over-the-counter               overseas over-the-counter
                                                 market                                  market
         Based on price quotations in            Based on price quotations in            Based on price quotations in
         NASDAQ.                                 NASDAQ.                                 NASDAQ.
                                              *Warrants were attached to the          *Warrants were attached to the
                                              equity securities (excluding            equity securities (excluding
                                              treasury stock) on the above table.     treasury stock) on the above table.
                                               However,all warrants were               However,all warrants were
                                              exercised during the current            exercised during the current
                                              fiscal period.                          fiscal period.
    (2)  Securities traded in the           (2)  Securities traded in the           (2)  Securities traded in the
         domestic over-the-counter market        domestic over-the-counter market        domestic over-the-counter market

         Based on price quotations  announced    Based on price quotations announced     Based on price quotations announced
         by Japan Securities Association.        by Japan securities Association.        by Japan securities Association.
    (3)  Debt securities whose fair          (3) Debt securities whose              (3)  Debt securities  whose fair
         value are determinable                  fair value are determinable             value are determinable

         Based on the standard indication        Based on the standard indication        Based on the standard indication
         price announced by Japan Securities     price announced by Japan                price announced by Japan
         Association.                            Securities Association.                 Securities Association.
    --------------------------------------- ------------------------------------- -------------------------------------

2. The amount of securities included in the balance sheets but excluded from the above table

                                                                                          (Thousands of Yen)

        ------------------------------------------- ------------------------ ------------------------- -------------------------
                                                       At the end of the     At the end of the first      At the end of the
                                                       first half of the       half of the previous            previous
                                                      current fiscal year          fiscal year               Fiscal year
                                                    (As of June 30, 2000)     (As of June 30, 1999)    (As of December 31, 1999)
        ------------------------------------------- ------------------------ ------------------------- -------------------------
        Securities classified within current
        assets:

         Mutual fund that is not affected by
         market volatility  including  medium-term                     30                 3,417,154                        30
         JGB fund and MMF
         (Medium-term JGB Fund
                 included in above)                                    (-)             (  1,905,024)                       (-)
        (MMF included in above)                                       (30)             (  1,512,129)                      (30)
        ------------------------------------------- ------------------------ ------------------------- -------------------------
        Securities classified within
        non-current assets:

        Non-listed equity securities excluding
        equity securities traded in the
        over-the-counter market                                 3,873,840                 1,481,729                 2,091,440
        (Investments in subsidiaries and
        affiliates included in above)                          (3,873,840)               (1,481,729)               (1,673,840)
        Non-listed debt securities due  within
        one year                                                        -                 1,602,686                         -
        (Bonds of subsidiaries and affiliates
                             included in above)                        (-)               (1,602,686)                       (-)
        ------------------------------------------- ------------------------ ------------------------- -------------------------

5. Contract price, fair market value and unrecognized gain/loss of derivatives

   The company does not hold or trade with any derivative financial instruments.


6. Others

   None